Exhibit 10.4

AMENDMENT NO. 1

UNSECURED PROMISSORY NOTE

This Amendment No. 1 (the “Amendment”) to that certain unsecured promissory note issued on November 19, 2024 (the “Note”) in the name of MICHAEL KELLER TRUST (the “Holder”), on the one hand, and SUPER LEAGUE ENTERPRISE, INC., a Delaware corporation located at 2450 Colorado Ave., Suite 100E, Santa Monica, CA 90404 (“Company”), on the other hand, is entered into as of June 13, 2025 (the “Effective Date”). All capitalized terms not otherwise defined herein shall have the same meaning as ascribed in the Note. Holder and Company are collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties desire to amend the Note on the terms set forth herein; and

WHEREAS, all terms of the Note not otherwise amended herein shall remain in full force and legal effect.

AGREEMENT

NOW THEREFORE, in consideration of the mutual premises and covenants set forth above, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties agree as follows:

1.	Maturity Date. The Maturity Date of the Note is amended to November 19, 2026.

2.

Interest. Interest on the Note shall be forty percent (40%) per annum for the period November 19, 2024 through the one (1) year anniversary thereof. Commencing on November 19, 2025, interest shall cease to accrue on the note. For the avoidance of doubt, accrued interest on the Note shall be six hundred thousand dollars ($600,000.00) as of November 19, 2025.

3.

Repayment of the Note. The Note shall be paid off in twelve equal monthly payments via wire transfer to Holder and commencing on November 19, 2025 and concluding on October 19, 2026. The payment schedule is as follows:

Payment No.	Payment Date	Payment Amount	Ending Balance
1	Nov 19, 2025	$175,000.00	$1,925,000.00
2	Dec 19, 2025	$175,000.00	$1,750,000.00
3	Jan 19, 2026	$175,000.00	$1,575,000.00
4	Feb 19, 2026	$175,000.00	$1,400,000.00
5	Mar 19, 2026	$175,000.00	$1,225,000.00
6	Apr 19, 2026	$175,000.00	$1,050,000.00
7	May 19, 2026	$175,000.00	$875,000.00
8	Jun 19, 2026	$175,000.00	$700,000.00
9	Jul 19, 2026	$175,000.00	$525,000,00
10	Aug 19, 2026	$175,000.00	$350,000.00
11	Sep 19, 2026	$175,000.00	$175,000.00
12	Oct 19, 2026	$175,000.00	$0
TOTAL		$2,100,000.00

IN WITNESS WHEREOF, this Amendment has been executed by the Parties as of the Effective Date.

COMPANY:	Super League Enterprise, Inc., a Delaware corporation

By: /s/ Matt Edelman Matt Edelman CEO & President

HOLDER:	MICHAEL KELLER TRUST

By: /s/ Michael Keller Name: Michael Keller Its: Trustee